TRANSFER AGREEMENT

BY AND AMONG

RUBY CS LLC,

as Buyer,

PIMCO CAPITAL SOLUTIONS BDC CORP.

as Master Fund,

PIMCO CAPITAL SOLUTIONS US FEEDER LP

as Feeder Fund

AND

the Sellers named herein

DATED AS OF JUNE 29, 2022

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TABLE OF CONTENTS

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TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”), dated as of June 29, 2022, is made by and among Ruby CS LLC, a Delaware limited liability company (“Buyer”), PIMCO Capital Solutions BDC Corp., a Delaware corporation (“Master Fund”), PIMCO Capital Solutions US Feeder LP, a Delaware limited partnership (“Feeder Fund”), and PIMCO Tactical Opportunities Master Fund Ltd., a company organized in the Cayman Islands, TOCU XXXI LLC, a Delaware limited liability company and TOCU L LLC, a Delaware limited liability company (each a “Seller” and collectively, the “Sellers”). (Buyer, Seller, Master Fund, and Feeder Fund may be referred to individually herein as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, each Seller is currently the owner of the Transferred Assets (as defined below) as set forth opposite such Seller’s name on Schedule A;

WHEREAS, each Seller desires to transfer the Transferred Assets and assign the Assumed Obligations (as defined below) set forth on Schedule A, and Buyer desires to receive the Transferred Assets and to assume the Assumed Obligations from such Seller, all on the terms and subject to the conditions set forth herein;

WHEREAS, Buyer is a wholly-owned subsidiary of the Master Fund, formed to act as an extension of the Master Fund’s investment operations, and is consolidated on the Master Fund’s financial statements;

WHEREAS, Feeder Fund invests substantially all of its assets in shares of common stock of the Master Fund;

WHEREAS, shortly following the Closing (as defined herein), it is contemplated that Master Fund will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Buyer BDC Election”);

WHEREAS, the Parties intend that the transfer contemplated by this Agreement constitute a true and absolute sale transaction without recourse, except as expressly provided in this Agreement (including without limitation in Article 10);

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

ARTICLE 1

DEFINITIONS; MATTERS OF CONSTRUCTION

1.1     Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, for purposes of this Agreement, none of (x) Buyer or any of Buyer’s Subsidiaries (on the one hand) and (y) Sellers or any of their Affiliates (on the other hand) shall be deemed to be Affiliates of the other.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement in the form of Exhibit A hereto.

“Assumed Obligations” has the meaning specified in Section 2.2.

“Business Day” means any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

“Buyer” has the meaning specified in the preamble to this Agreement.

“Buyer Confidential Information” has the meaning specified in Section 11.1(a).

“Buyer Fundamental Representations” means the representations and warranties of Buyer contained in Sections 6.1, 6.2 and 6.7.

“Buyer Indemnified Parties” has the meaning specified in Section 10.1.

“Cap” has the meaning specified in Section 10.3(a).

“Claim Notice” has the meaning specified in Section 10.7.

“Closing” has the meaning specified in Section 4.1.

“Closing Date” has the meaning specified in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means, with respect to any Transferred Asset, any consent of the Obligor and/or the administrative agent or other party required to sell, assign, transfer, convey or deliver such Transferred Asset.

“Contract” means any legally binding agreement, contract, lease, sublease, indenture, purchase order, invoice, commitment, warranty, guarantee, bid, quotation, proposal, contractual license, contractual instrument or other document.

“Contract Files” means with respect to each Transferred Contract, the fully executed original of each related Note and the other Transaction Documents, to the extent such related documents have been executed and delivered, the original file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Contract.

“Court Order” means any judgment, order, decision, award, injunction, ruling, subpoena, verdict or decree of any foreign, federal, state or local court, tribunal or Governmental Body and any award in any arbitration proceeding.

“Deferred Consent” has the meaning specified in Section 2.5(a).

“Deferred Item” has the meaning specified in Section 2.5(a).

“Designated Exchange Rate” means, in respect of any date, the rate of exchange from the applicable foreign currency to U.S. dollars as published by the Wall Street Journal (https://www.wsj.com/market-data/currencies/exchangerates) for the end of the trading day prior to such date.

“Eligible Institution” means an entity that qualifies as an “Eligible Institution”, “Approved Fund,” “Qualified Transferee”, “Permitted Lender”, “Eligible Assignee”, “Qualified Institutional Lender” or similarly defined entity under the applicable definition under the Transaction Documents relating to the Transferred Contracts to be acquired by such entity.

“Encumbrance” means any lien, security interest, mortgage, pledge, conditional sale or other title retention agreement, adverse claim, or other encumbrance.

“Excluded Obligations” has the meaning specified in Section 2.3.

“Funded Contract” means a Transferred Contract under which a Seller has no Unfunded Commitment as of the Closing Date.

“Governmental Approval” means the approval, consent, order, authorization of, declaration, filing, or registration with, any Governmental Body.

“Governmental Body” means any foreign, federal, state or local government, court, department, commission, board, bureau, agency or other governmental authority or administrative or regulatory body, any applicable securities or commodities exchange and any other self-regulatory body.

“Governmental Permits” has the meaning specified in Section 5.6.

“Guarantor” means Persons who, under the Transaction Documents or otherwise, have given guaranties, sureties, indemnities or made other agreements or undertakings in connection with the Transferred Contracts or pledged, mortgaged or granted security interests in property to secure payment of the Transferred Contracts.

“Indemnified Party” has the meaning specified in Section 10.4.

“Indemnifying Party” has the meaning specified in Section 10.4.

“Losses” means all losses, damages, liabilities, taxes, diminution of value, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses incurred by a Person; provided, however, Losses shall not include punitive, exemplary or special damages or opportunity costs, except to the extent awarded in connection with a third party claim.

“Manager” means Pacific Investment Management Company LLC, a Delaware limited liability company.

“Notes” means the original executed promissory notes issued to the order of the relevant Seller, or copies of a “master” note if no such note was issued to a Seller or an allonge endorsing a note in favor of a Seller, evidencing indebtedness owing to relevant Seller under a Transferred Contract (unless and except to the extent that only copies of such promissory notes are in the relevant Seller’s possession or control).

“Obligor” means (i) any Person who owes payments under a Funded Contract and (ii) any Person (other than Sellers or any of their respective Affiliates) who is a party to an Unfunded Contract.

“Parties” has the meaning specified in the preamble to this Agreement.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, business trust, joint venture, association or other entity or Governmental Body.

“Pre-Closing Accrued Interest and Charges” has the meaning specified in Section 2.1.

“Post-Closing Tax Period” means any taxable period beginning after the Closing or, with respect to Straddle Period, the portion of such Straddle Period beginning after the Closing.

“Pre-Closing Tax Period” means any taxable period ending at or prior to the Closing or, with respect to any Straddle Period, the portion of such Straddle Period ending at the Closing.

“Transferred Contracts” means the rights under the Transaction Documents related to the loans identified on the Schedule of Transferred Assets.

“Related Collateral” means the assets and properties securing payment of outstanding obligations of Obligors under the Transaction Documents.

“Required Consent” has the meaning specified in Section 2.5(a).

“Requirements of Law” means any federal, state or local law, statute, regulation, rule, code, ordinance or Court Order enacted, adopted, issued or promulgated by any Governmental Body, including laws pertaining to usury and other laws applicable to banking institutions and banking activities, in each case together with the rules and regulations promulgated thereunder.

“Schedule of Transferred Assets” means the schedule attached hereto as Schedule A identifying each of the loans with respect to which Sellers’ right, title and interest under the related

Transaction Documents are being transferred to the Buyer, together with the Unfunded Commitments, if any, and the Transfer Price related to each of the foregoing, and such additional information with respect to each such loan as Buyer may reasonably require.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” and “Sellers” have the meanings specified in the preamble to this Agreement.

“Seller Fundamental Representations” means the representations and warranties of Sellers contained in Sections 5.1, 5.2, 5.4(a), 5.4(b), 5.7, 5.8 and 5.9.

“Seller Indemnified Parties” has the meaning specified in Section 10.2.

“Straddle Period” means any taxable period beginning before the Closing and ending after the Closing.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided, however, the term “Subsidiary” shall not include any portfolio company of a Seller.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax, and any amendments thereto.

“Transaction Documents” means, with respect to each loan identified on the Schedule of Transferred Assets, the credit and financing agreements, guarantees, subordination agreements, Notes, lease agreements (including all related schedules, sub-schedules and supplements and delivery and acceptance certificates), mortgages, deeds of trust, security agreements (including pledge and control agreements), financing statements, intercreditor agreements, and other instruments and documents affecting Sellers’ ownership and economic rights with respect to such loan which are executed and delivered to or otherwise obtained by Sellers, or in which Sellers have an interest, each as in effect as of the Closing Date.

“Transfer Price” has the meaning specified in Section 3.1.

“Transferred Assets” has the meaning specified in Section 2.1.

“Transfer Taxes” means, collectively, all federal, state, local foreign transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees imposed as a result of the transactions contemplated under this Agreement.

“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Related Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“Unfunded Commitments” means the commitment of a Seller as of the Closing Date to make loans to an Obligor in the amounts (and only to the extent) identified on the Schedule of Transferred Assets.

“Unfunded Contract” means a Transferred Contract under which a Seller has Unfunded Commitments as of the Closing Date.

1.2     Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun shall be deemed to cover all genders. The word “or” is used in the inclusive sense of “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references: to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof; to any person or entity shall mean and include the successors and permitted assigns of such person or entity; “to,” “including” and “include” shall be understood to mean “including, without limitation”; or to the time of day shall mean the time on the day in question in New York, New York, unless otherwise expressly provided in this Agreement.

ARTICLE 2

TRANSFER

2.1     Transferred Assets. Upon the terms and subject to the conditions of this Agreement, each Seller hereby agrees to and does sell, transfer, assign, convey and deliver to Buyer, and Buyer hereby agrees to and does receive and assume from such Seller, all of such Seller’s right, title and interest in, to and under the following, wherever located:

(a)     each Transferred Contract including, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the relevant Seller under the Transaction Documents against any Person, whether known or unknown, arising under or in connection with the Transaction Documents or in any way based on or related to any of the foregoing;

(b)     the Contract Files relating to such Transferred Contracts;

(c)     prepaid interest and finance charges paid in advance by Obligors in respect of the Transferred Assets pro-rated for the period from and including the Closing Date; and

(d)     all other properties, assets and rights owned by such Seller as of the Closing Date, or in which such Seller has an interest with respect to each of the assets set forth in the Schedule of Transferred Assets.

The assets referred to in this Section 2.1 being sold, transferred, assigned, conveyed and delivered by each Seller (as designated on the Schedule of Transferred Assets) are referred to as the “Transferred Assets.”

Notwithstanding the foregoing, the Buyer is not purchasing from the relevant Seller, and the Transferred Assets shall not include, such Seller’s right to receive any accrued and unpaid interest and finance charges through the day immediately prior to the Closing Date due from Obligors in arrears (collectively, “Pre-Closing Accrued Interest and Charges”), but shall include such Seller’s right to receive any accrued and unpaid interest and finance charges from and including the Closing Date.

2.2     Assumed Obligations. Buyer hereby agrees to and does assume the Unfunded Commitments (for the avoidance of doubt, only to the extent identified on the Schedule of Transferred Assets) and all other obligations (other than the Unfunded Commitments) (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) under the Transaction Documents to the extent, and only to the extent, that (i) such obligations arise out of or relate to facts, events or circumstances arising or occurring on or after the Closing Date and (ii) such obligations arise out of or relate to Buyer’s or its Subsidiaries’ failure to comply with the terms of the Unfunded Contract with respect to its or their obligations to satisfy any Unfunded Commitment assumed hereunder (collectively, the “Assumed Obligations”).

2.3     Excluded Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall not, as a result of the transactions contemplated by this Agreement, assume or become liable for any obligations of the relevant Seller other than the Assumed Obligations, including (i) such Seller’s breach of any Unfunded Contract, or (ii) Taxes arising with respect to the Transferred Assets and the Assumed Obligations for or allocable to the Pre-Closing Tax Period or related to an event or transaction occurring before the Closing (as determined pursuant to this Agreement) (collectively, the “Excluded Obligations”).

2.4     True Sale. The Parties expressly intend that the transfer contemplated by this Agreement shall constitute an absolute conveyance of the Transferred Assets to Buyer without recourse, except as expressly provided in this Agreement (including without limitation in Article 10). In furtherance of the foregoing, at Closing the relevant Seller shall update its books and records to reflect the fact that the Transferred Assets have been sold and that such Seller no longer retains any ownership interest therein. The Parties agree not to take any action inconsistent with such treatment.

2.5     Nonassignable Contracts.

(a)     Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.5, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to the Buyer of any Transferred Assets would result in a violation of any Requirements of Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Body) (a “Required Consent”), and such Required Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof (a “Deferred Item”); provided, however, that, subject to the satisfaction or waiver of the conditions contained in Article 8 and Article 9, the Closing shall occur notwithstanding the foregoing without any adjustment to the Transfer Price on account thereof, provided that if an agreement to assign or transfer a Deferred Item, other than any Deferred Item subject to a Required Consent (a “Deferred Consent”), is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, then, in each such case, (i) the Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Transfer Price, (ii) from and after the Closing, Sellers and Buyer will cooperate, in all reasonable respects, to seek to obtain such Deferred Consent as soon as practicable after the Closing, provided that neither Sellers nor Buyer shall be required to make any payments or agree to any undertakings in connection therewith, and (iii) until such Deferred Consent is obtained, Sellers and Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with Buyer entitled to all the benefits and subject to all the obligations thereunder arising from and after the Closing except for any obligations arising from or related to (1) any material breach or violation thereunder prior to the Closing or any act or omission prior to the Closing that would have constituted a material breach or violation thereunder upon notice or passage of time or (2) a material breach of any representation, warranty, covenant or agreement of the relevant Seller in this Agreement). Following the Closing, each of Sellers and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Assumed Obligations or other liabilities that constitute Assumed Obligations or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, the Buyer shall be solely responsible for Assumed Obligations from and after the Closing Date; provided, however, that neither Sellers nor Buyer shall be required to pay any consideration therefor and the Buyer shall not be required to assume any liability that is not an Assumed Obligation, except Buyer shall be responsible for any fees charged by the administrative agent in connection with the obtaining of any Required Consent. Once such Required Consent is obtained, each Seller shall sell, assign, transfer, convey and deliver to the Buyer the relevant Transferred Asset to which such Required Consent relates for no additional consideration.

(b)     To the extent that any Transferred Asset or Assumed Obligation cannot be transferred to the Buyer following the Closing pursuant to this Section 2.5, the Buyer and the relevant Seller shall use commercially reasonable efforts to enter into such arrangements to provide to the parties the economic and, to the extent permitted under Requirements of Law, operational equivalent of the transfer of such Transferred Asset or Assumed Obligation, as the case may be, to the Buyer as of the Closing and the performance by the Buyer of its obligations with respect thereto. Buyer shall, as agent or subcontractor for such Seller pay, perform and discharge fully the liabilities and obligations of such Seller thereunder from and after the Closing Date. To the extent permitted under Requirements of Law, such Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Transferred Asset and all income, proceeds and other monies received by such Seller to the extent related to such Transferred Asset in connection with the arrangements under this Section 2.5. The relevant Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Transferred Assets.

(c)     To the extent each Required Consent has been obtained: (i) all Transferred Assets will be transferred to the Buyer at Closing; (ii) to the maximum extent practicable, Buyer will operate such Transferred Assets from and after the Closing Date and receive all revenues and benefits therefrom, assume Sellers’ executory obligations under such Transferred Assets, and exercise any and all rights of Sellers under such Transferred Assets against the other party; and (iii) Sellers will have no obligations under such Transferred Assets arising after the Closing Date, and after the Closing Date Buyer will bear all risks regarding the Transferred Assets.

ARTICLE 3

TRANSFER PRICE; INTEREST AND FEES

3.1     Transfer Price. The aggregate consideration for the Transferred Assets shall be (a) a dollar amount identified on the Schedule of Transferred Assets that shall be treated as a capital contribution from PIMCO Tactical Opportunities Master Fund Ltd. to the Feeder Fund (the “Transfer Price”) plus (b) the assumption by the Buyer of the Assumed Obligations with respect to such Transferred Assets. The respective Transfer Price for each Seller and the respective assets being sold, transferred, assigned, conveyed and delivered by each Seller shall be set forth on Schedule of Transferred Assets.

The Parties each hereby acknowledge and agree that when the capital contribution of the Sellers constituting the payment of the Transfer Price is recorded on the books and records of the Feeder Fund (either by book entry or otherwise), the Feeder Fund shall automatically be deemed to make a capital contribution to the Master Fund in the same amount, and the Master Fund shall automatically be deemed to make a capital contribution to the Buyer in the same amount, net of any expenses.

ARTICLE 4

CLOSING

4.1     Closing Date. The closing of the transfer of Transferred Assets and the assumption of Assumed Obligations (the “Closing”) shall, subject to the satisfaction or waiver of all conditions to the Closing set forth in Article 8 and Article 9 (other than those that can only be satisfied at the Closing), take place at 10:00 a.m. (Eastern time) on the date hereof, or at such other time and place as Sellers and Buyer may agree (the “Closing Date”). Effective as of 12:01 a.m. on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyer the Transferred Assets and

Buyer shall assume the Assumed Obligations. Notwithstanding anything to the contrary contained herein, in no event shall any interest or other income on the Transferred Assets inure to the benefit of, or otherwise be payable to, the Buyer prior to the Closing Date.

4.2     Buyer’s, Master Fund’s, and Feeder Fund’s Deliveries. On the Closing Date, the Buyer, Master Fund, and Feeder Fund shall:

(a)     pay to Sellers the Transfer Price; and

(b)     deliver to Sellers a counterpart of the Assignment and Assumption Agreement for the Transferred Assets, duly executed on behalf of Buyer.

4.3     Sellers’ Deliveries. At the Closing, each Seller shall deliver, or cause to be delivered, to Buyer or its designee, all of the following:

(a)     a counterpart of the Assignment and Assumption Agreement for the Transferred Assets, duly executed on behalf of such Seller; and

(b)     the Contract Files with respect to each Transferred Contract to be sold to the Buyer at the Closing (to the extent in the possession of such Seller).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers hereby jointly and severally represent and warrant to Buyer as follows:

5.1     Organization. Each Seller is duly organized, validly existing and in good standing with full power and authority to own the Transferred Assets and to consummate the transactions contemplated hereby.

5.2     Authority. Each Seller has full power and authority to execute, deliver and perform this Agreement and all related documents, instruments, writings and agreements. All limited liability company action required to be taken by Sellers to authorize the execution, delivery and performance of this Agreement and all related documents, instruments, writings and agreements has been taken. This Agreement and all related documents, instruments, writings and agreements, have been duly authorized, executed and delivered by each Seller and are the legal, valid and binding obligations of each Seller, enforceable against each Seller in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3    Consents. None of the execution and delivery of this Agreement or any related documents, instruments, writings and agreements, the consummation of any of the transactions contemplated by such agreements, or compliance by each Seller with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)     Conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a material default, an event of default (or an event which, with notice or lapse of time or both, would constitute an event of default) or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or require any consent or result in the creation or imposition of any Encumbrance upon any of the Transferred Assets under (i) each Seller’s organizational documents, (ii) any Transaction Document, or any other material agreement or material instrument (other than a Transaction Document) to which either Seller is a party or by which either Seller or its assets is bound with respect to any Transferred Asset or Assumed Obligation, (iii) any Court Order to which a Seller is a party or by which a Seller is bound with respect to any Transferred Asset or Assumed Obligation or (iv) any Requirements of Law applicable to a Seller, except, in each case, in the case of clauses (ii), (iii) and (iv), to the extent such breach or default would not have a material adverse effect on the Transferred Assets or the Assumed Obligations or on a Seller’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(b)     Require the approval, consent, authorization or act of, or the making or giving by either Seller of any notice, declaration, filing, report or registration with, any Person in connection with the execution and delivery by either Seller of this Agreement or the consummation of any of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such approval, consent, or authorization, or to provide any such notice, would not have a material adverse effect on a Seller’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(c)     Require any Governmental Approval.

5.4      Transferred Contracts, Transaction Documents.

(a)     To each Seller’s knowledge, the Transaction Documents contained in each Contract File constitute all Transaction Documents relating to the Transferred Contracts to which either Seller is a party. The Transaction Documents contained in each Contract File constitute the legal, valid and binding obligations of the applicable Seller, enforceable against such Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The applicable Seller is not in breach or default in any material respect of its obligations under any of such Transaction Documents contained in each Contract File.

(b)     The Schedule of Transferred Assets is accurate in all material respects as of the Closing Date.

5.5     Other Matters Relating to the Transferred Contracts. To each Seller’s knowledge (without the obligation for further inquiry), there are no actions pending in which one of the Obligors has (i) filed, or consented (by answer or otherwise) to the filing against it, of a petition for relief under any bankruptcy or insolvency law of any jurisdiction, (ii) made an assignment for the benefit of its creditors, (iii) consented to the appointment of a custodian, receiver, trustee, liquidator or other judicial officer with similar power over itself or any substantial part of its property, (iv) been adjudicated by a court to be insolvent, or (v) taken corporate or partnership action for the purpose of authorizing any of the foregoing.

5.6     Governmental Permits. Each Seller owns, holds or possesses those licenses, franchises, permits and other authorizations from Governmental Bodies (the “Governmental Permits”) which were necessary for such Seller to originate (where applicable), and are necessary for such Seller to own, the Transferred Assets and to carry on and conduct its business relating thereto substantially as currently conducted, except where the failure by such Seller to own, hold or possess any such license, franchise, permit or other authorization would not be reasonably likely to have a material adverse effect on the Transferred Assets or on such Seller’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

5.7     Title to Transferred Assets. Each Seller has and, as of the Closing, will transfer to Buyer, good and valid title to all of the Transferred Assets, free and clear of any Encumbrances.

5.8      Compliance; Litigation Relating to the Transferred Assets.

(a)     Each Seller has complied in all material respects with all Requirements of Law applicable to the Transferred Assets and the Assumed Obligations.

(b)     There are no actions, suits or proceedings pending or, to each Seller’s knowledge, threatened against such Seller by any Obligor, Guarantor or third Person in respect of the Transferred Assets or the Assumed Obligations and there are no actions, suits or proceedings pending in which such Seller is the plaintiff or claimant and which relate to any of the Transferred Assets or the Assumed Obligations.

(c)     There are no actions, suits or proceedings pending or threatened in writing against such Seller which question the legality or propriety of the transactions contemplated by this Agreement.

5.9     No Broker. No agent, broker, finder, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of Sellers or any of their respective Affiliates, to any broker’s, finder’s or financial advisor’s fee or commission in connection with any of the transactions contemplated by this Agreement, except for any such fee or commission that will be paid by Sellers.

5.10    Limitations; No Other Representations or Warranties. Except for the representations and warranties contained in this Article 5, neither Seller nor any other Person on behalf of Seller makes any express or implied representation or warranty with respect to such Seller, the Transferred Assets or the Assumed Obligations, or with respect to any other information provided to Buyer in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof. Neither Seller nor any other Person will have or be subject to any claim, liability or indemnification obligation to the Buyer or any other Person resulting from the distribution or failure to distribute to Buyer, or Buyer’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Buyer in any electronic data room maintained by Sellers for purposes of the transactions contemplated by this Agreement or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 5. For the avoidance of doubt, Sellers make no representations or warranties regarding: (a) the creditworthiness, solvency or financial ability of any Obligor or Guarantor or any other obligor, including any pledgor, any letter of credit issuer or insurer to pay or to perform any of its liabilities or obligations with respect to the Transferred Assets, or (b) any Obligor or Guarantor paying or performing pursuant to the terms of a Transferred Contract.

5.11     Transfer Price Determination.

(a)     In accordance with its policies and procedures, the Manager determined the fair value of Transferred Assets as of June 29, 2022, which amounts are set forth under the heading “Fair Value” with respect to each Transferred Asset on the Schedule of Transferred Assets. Sellers acknowledge that the relevant Buyer has relied upon the fair value of each Transferred Asset confirmed by the Manager and the valuation firm retained by the Manager in evaluating the Transfer Price and approving the price paid to acquire the Transferred Assets, determined in accordance with Section 3.1 of this Agreement.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER, MASTER FUND, AND FEEDER FUND

As an inducement to each Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, Master Fund, and Feeder Fund hereby jointly and severally represent and warrant to Sellers as follows:

6.1     Organization of Buyer, Master Fund, and Feeder Fund. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to consummate the transactions contemplated hereby. Master Fund is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to consummate the transactions contemplated hereby. Feeder Fund is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to consummate the transactions contemplated hereby.

6.2     Authority of Buyer, Master Fund, and Feeder Fund. Buyer, Master Fund, and Feeder Fund each have full power and authority to execute, deliver and perform this Agreement. All corporate, limited liability company, limited partnership or other legal action required to be taken by Buyer, Master Fund, or Feeder Fund to authorize the execution, delivery and performance of this Agreement has been taken. This Agreement has been duly authorized, executed and delivered by each of the Buyer, Master Fund, and Feeder Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and any limitation imposed by general equity principles, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

6.3     Consents. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby or thereby nor compliance by Buyer, Master Fund, or Feeder Fund with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a)     Conflict with, result in a material breach of the terms, conditions or provisions of, or constitute a material default, an event of default (or an event which, with notice or lapse of time or both, would constitute an event of default) or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) the organizational documents of Buyer, Master Fund, or Feeder Fund, (ii) any material agreement or material instrument to which Buyer, Master Fund, or Feeder Fund is a party or by which Buyer, Master Fund, or Feeder Fund or their assets are bound, (iii) any Court Order to which Buyer, Master Fund, or Feeder Fund is a party or by which Buyer, Master Fund, or Feeder Fund is bound or (iv) any Requirements of Law applicable to Buyer, Master Fund, or Feeder Fund, except, in the case of clauses (ii), (iii) and (iv), to the extent such breach or default would not have a material adverse effect on the Buyer’s ability to receive the Transferred Assets or assume and perform the Assumed Obligations.

(b)     Require the approval, consent, authorization or act of, or the making or giving by Buyer, Master Fund, or Feeder Fund of any notice, declaration, filing, report or registration with, any Person in connection with the execution and delivery by Buyer, Master Fund, or Feeder Fund of this Agreement or the consummation of any of the transactions contemplated hereby or thereby except to the extent the failure to obtain such approval, consent, or authorization, or to provide any such notice would not have a material adverse effect on the Buyer’s, or Feeder Fund’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

(c)     Require any Governmental Approval except to the extent the failure to obtain such approval would not have a material adverse effect on the Buyer’s, Master Fund’s, or Feeder Fund’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

6.4     Governmental Permits. Buyer, Master Fund, and Feeder Fund own, hold or possess all licenses, franchises, permits and other authorizations from a Governmental Body which are necessary to entitle it to execute and perform this Agreement and for the Buyer to acquire the Transferred Assets and to perform the Assumed Obligations, except where the failure by Buyer, Master Fund, or Feeder Fund to own, hold or possess any such license, franchise, permit or other authorization would not be reasonably likely to have a material adverse effect on the Buyer’s, or Feeder Fund’s ability to consummate the transactions contemplated by this Agreement pursuant to the terms hereof.

6.5     No Violation, Litigation or Regulatory Action. There is no action, suit or proceeding pending against Buyer, Master Fund, or Feeder Fund and Buyer, Master Fund, and Feeder Fund have no knowledge of any threatened action, suit or proceeding against Buyer, Master

Fund, or Feeder Fund, respectively, which questions the legality or propriety of the transactions contemplated by this Agreement.

6.6     Ability to Perform. Buyer, Master Fund, and Feeder Fund have the ability to cause the Transfer Price due at the Closing to be paid and will have the ability to perform the Assumed Obligations and carry out the transactions contemplated by this Agreement.

6.7     No Broker. No agent, broker, finder, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of Buyer, Master Fund, or Feeder Fund or any of their Affiliates, to any broker’s, finder’s or financial advisor’s fee or commission in connection with any of the transactions contemplated by this Agreement, except for any such fee or commission that will be paid by Buyer, Master Fund, or Feeder Fund.

6.8    Status of Buyer. Buyer (i) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) is an Eligible Institution, (iii) is able to bear the economic risk associated with the receipt of the Transferred Assets and the assumption of the obligations thereunder, (iv) has such knowledge and experience in financial and business matters so as to be aware of the risks and uncertainties inherent in the receipt of the Transferred Assets and assumption of liabilities, including the Assumed Obligations, of the type contemplated in this Agreement, and (v) has independently and without reliance upon Sellers, and based upon such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement and acquire the Transferred Assets, except that Buyer has relied upon Sellers’ express representations, warranties, covenants, agreements and indemnities in this Agreement. Buyer (i) is not purchasing the Transferred Assets or any of them with a view towards sale or distribution thereof in violation of the Securities Act or any state securities laws, (ii) acknowledges that none of the Transferred Assets have been registered under the Securities Act or any state securities laws, that the securities comprising a portion of the Transferred Assets are “restricted securities” (as such term is defined in Rule 144 under the Securities Act), and are subject to restrictions on resale under the Securities Act and applicable state securities laws, and (iii) agrees to transfer the Transferred Assets or any of them in compliance with all applicable securities laws.

6.9     Limitations; No Other Representations or Warranties. Except for the representations and warranties contained in this Article 6 (including the related portions of the Disclosure Schedules), or in any other certificate delivered hereunder or any other Transaction Document, neither Buyer, Master Fund, Feeder Fund, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, Master Fund, or Feeder Fund including any representation or warranty arising under any Requirements of Law.

ARTICLE 7

ADDITIONAL AGREEMENTS

7.1     Notices; Post-Closing Remittances; Correspondence; Further Assurances.

(a)     Promptly following the Closing, each Seller shall give notice to all necessary parties, in form and substance reasonably acceptable to the Buyer, notifying them of the sale of the relevant Contracts to Buyer and shall provide them with information regarding the account(s) to which all payments due and to become due under the Transaction Documents shall be made following the Closing Date. Buyer agrees to cooperate with Sellers in all respects in connection with the foregoing and shall promptly provide Sellers with such information as it may require in connection with providing such notices.

(b)     Amounts which are paid in respect of the Transferred Assets and are received by a Seller following the Closing in respect of Transferred Contracts sold to Buyer at the Closing, shall be received by such Seller as agent, in trust for and on behalf of Buyer and such Seller shall pay promptly but in any event no later than three Business Days all of such amounts over to Buyer and shall provide Buyer information, to the extent known, as to the nature, source and classification of such payments, including any invoice relating thereto.

(c)     Following the Closing, to the extent that either Seller receives (and either Buyer or Manager does not also receive) any mail (including electronic mail) or other correspondence or materials relating to Transferred Assets sold to Buyer at the Closing or the Assumed Obligations relating thereto (other than any internal mail, correspondence, or materials generated by either Seller itself), such Seller shall promptly forward such mail, correspondence, or other materials to Buyer.

(d)    Sellers shall use commercially reasonable efforts to execute such other assignments, novations, transfer documents, instruments of further assurance (including without limitation, if and to the extent necessary, lost certificate affidavits and related indemnities), approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale, transfer and conveyance of the Transferred Assets and the Assumed Obligations to Buyer and the consummation of the other transactions contemplated hereby. Any other assignments, in particular any additional assignments of any lien instruments, any transfer documents, instruments of further assurance, approvals and consents as may be desired by Buyer to complete, ensure and perfect the sale, transfer and conveyance of the Transferred Assets and the Assumed Obligations to the Buyer and the consummation of the other transactions contemplated hereby shall be prepared by Buyer, at Buyer’s expense, and submitted to the relevant Seller for execution, if necessary, within one year after the Closing Date. Buyer shall be responsible for the preparation and filing of, and any costs associated with the preparation of such additional assignments and for any costs or filing fees associated with the recording of such additional assignments. In addition, without in any way limiting the foregoing, and without in any way adversely affecting Buyer’s right to indemnification under Article 10, from and after the Closing Sellers shall, at the request of a Buyer, cooperate with Buyer and take such steps as may be necessary to cure any deficiencies in the Transaction Documents.

7.2    Taxes.

(a)    Sellers shall be liable for and shall pay all of its Taxes (whether assessed or unassessed) applicable to the Transferred Assets or the Assumed Obligations related thereto, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date, irrespective of when such Taxes are filed or paid. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Transferred Assets or the Assumed Obligations, in each case attributable to periods (or portions thereof) beginning after the Closing Date, irrespective of when such Taxes are filed or paid.

(b)    Each Seller agrees to furnish or cause to be furnished, upon reasonable request from the Buyer, as soon as reasonably practicable, such information and assistance relating to the Transferred Assets and Assumed Obligations (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any tax authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax related to the Pre-Closing Tax Period. Sellers and Buyer shall use commercially reasonable efforts to cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Transferred Assets or Assumed Obligations for any Pre-Closing Tax Period.

(c)     Each relevant Seller shall pay all income, gains or similar Taxes imposed on it relating to the transactions contemplated by this Agreement.

(d)     Subject to Section 2.3, the Buyer shall pay all Transfer Taxes incurred in connection with this Agreement and the other Transaction Documents. Each of Sellers, on the one hand, and Buyer, on the other hand, shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and shall cooperate with each other Party respect thereto as necessary).

(e)     Each of Sellers, on the one hand, and Buyer, on the other hand, shall provide reimbursement for any Tax which is the responsibility of such party in accordance with the terms of this Section 7.2 and which is paid by the other party. Within a reasonable time prior to the payment of any such Tax, the party paying such Tax shall give notice to the other party of the Tax payable and the portion which is the liability of the other party, although failure to do so will not relieve the other party from its liability hereunder.

(f)     In the case of any Taxes (other than Transfer Taxes) that are payable for a Straddle Period, the portion of such Taxes that are allocable to the Pre-Closing Tax Period shall be equal to the portion of such Tax that would have been payable if the relevant taxable period ended at the Closing. Taxes allocable to the Post-Closing Tax Period shall be construed accordingly.

(g)    Nothing herein shall be construed as obligating Sellers or Buyer in any way to pay Taxes which are the liability of an Obligor or which shall be due with respect to any Related Collateral.

(h)     Buyer and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) any withholding Taxes or other amounts required under the Code or any applicable law to be deducted and withheld. To the extent any such amounts are so deducted and withheld and paid over to the appropriate Governmental Body or other appropriate Person, such amounts will be treated for all purposes of this Agreement (and any other agreement entered into in connection with the transactions contemplated herein) as having been paid to the applicable Seller or any other Person in respect of which such deduction and withholding was made.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER, MASTER FUND, AND FEEDER FUND

The obligations of Buyer, Master Fund, and Feeder Fund to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any or all of which may, to the extent legally permissible, be waived in the Buyer’s sole discretion:

8.1     Accuracy of Representations and Warranties. Each Seller Fundamental Representation shall be true and correct in all respects on the Closing Date; each of the other representations and warranties of Sellers contained or referred to herein shall be true and correct in all material respects on the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date), except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct as of such earlier date).

8.2    No Restraint or Litigation. No action, suit, claim, investigation or proceeding shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

8.3     Obligations Performed. Each Seller shall have performed and complied in all material respects with all of the obligations and agreements required by this Agreement required to be performed or complied with by it prior to or on the Closing Date.

8.4     Delivery of Closing Documents. Each Seller shall have delivered to Buyer each document to be delivered pursuant to Section 4.3, together with such other documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of each Seller to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions any or all of which may, to the extent legally permissible, be waived in each Seller’s sole discretion:

9.1     Accuracy of Representations and Warranties. There shall have been no material breach by Buyer, Master Fund, or Feeder Fund in the performance of any of their respective covenants and agreements herein; each Buyer Fundamental Representation shall be true and correct in all respects on the Closing Date; each of the other representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date), except to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct as of such earlier date).

9.2     No Restraint or Litigation. No action, suit, claim, investigation or proceeding shall have been instituted to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

9.3     Obligations Performed. Buyer, Master Fund, and Feeder Fund shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

9.4     Delivery of Closing Documents. Buyer shall have delivered to the relevant Seller each document to be delivered pursuant to Section 4.2, together with such other documents and instruments as may be reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE 10

INDEMNIFICATION

10.1     Indemnification by Sellers. From and after the Closing and subject to the limitations of this Article 10, each Seller shall, jointly and severally, indemnify and hold Buyer, Master Fund, and Feeder Fund and their Affiliates, their respective successors and assigns, and in each such case their respective present or former directors, officers, shareholders, employees and agents (“Buyer Indemnified Parties”) harmless from and against any and all Losses at any time incurred by any Buyer Indemnified Party in connection with, resulting from, related to or arising from:

(a)     any material breach by a Seller of any of its representations or warranties (with materiality determined, where applicable, by reference to the Transferred Contract that is the subject of the relevant representation or warranty) in this Agreement, the Assignment and Assumption Agreements, or in any other agreement entered into in connection with this Agreement;

(b)     any material breach or nonfulfillment of any agreement or covenant (in each case with materiality determined, where applicable, by reference to the Transferred Contract that is the subject of the relevant agreement or covenant) to be performed by a Seller pursuant to this Agreement, the Assignment and Assumption Agreements, or in any other agreement entered into in connection with this Agreement;

(c)     any claim by an Obligor or a third party in connection with a Seller’s making or collecting loans or performing any transactions under the Transaction Documents prior to or at the Closing Date; or

(d)     any failure by a Seller to pay or perform, or any claim against a Buyer Indemnified Party by a third party that, if successful, would give rise to, any of the Excluded Obligations.

Notwithstanding anything to the contrary contained in this Agreement, neither Seller has made any representations or warranties, and therefore provides no indemnification, regarding: (i) the creditworthiness, solvency or financial ability of any Obligor or Guarantor or any other obligor, including any pledgor, any letter of credit issuer or insurer to pay or to perform any of its liabilities or obligations with respect to the Transferred Assets, or (ii) any Obligor’s or Guarantor’s paying or performing pursuant to the terms of any Transferred Contract.

10.2     Indemnification by Buyer. From and after the Closing and subject to the limitations of this Article 10, Buyer agrees to indemnify and hold each Seller and its Affiliates, including its and their respective successors and assigns, and in each case its and their respective present or former directors, officers, shareholders, employees and agents (“Seller Indemnified Parties”) harmless from and against any and all Losses at any time incurred by any Seller Indemnified Party in connection with, resulting from, related to or arising from Buyer’s failure to comply with its obligations to fund any Unfunded Commitments after the Closing Date.

10.3    Limitations on Indemnification.

(a)     Notwithstanding anything to the contrary contained in this Article 10, except in the case of fraudulent misrepresentation or a breach of any Seller Fundamental Representations, in no event shall any Sellers’ aggregate liability for Losses that may be recovered by any Buyer Indemnified Party for any breach by a Seller of any of its representations or warranties in this Agreement, the Assignment and Assumption Agreements, or in any other agreement entered into in connection with this Agreement exceed the product of (A) twenty percent (20%), multiplied by (B) the Transfer Price (calculated for purposes of this Section 10.3 at the Designated Exchange Rate) actually received by Sellers (the “Cap”).

(b)     Notwithstanding any provision in this Agreement to the contrary, in no event shall Buyer, Master Fund, Feeder Fund, or Sellers have any liability for any punitive, exemplary or special damages or opportunity costs, except to the extent awarded in connection with a third party claim.

(c)     Notwithstanding any provision in this Agreement to the contrary, all Losses for which any Indemnified Party would otherwise be entitled to indemnification under Section 10.1 or Section 10.2 shall be reduced by the amount of insurance proceeds, indemnification payments and other third-party recoveries actually realized in respect of any Losses incurred by such Indemnified Party. In the event any Indemnified Party is entitled to any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses for which such Indemnified Party is entitled to indemnification pursuant to Section 10.1 or Section 10.2, such Indemnified Party shall use reasonable efforts to obtain, receive or realize such proceeds, benefits, payments or recoveries. In the event that any such insurance proceeds, indemnification payments or other third-party recoveries are realized by an Indemnified Party subsequent to receipt by such Indemnified Party of any indemnification payment hereunder in respect of the claims to which such insurance proceeds, indemnification payments or other third-party recoveries relate, the Indemnified Party shall promptly remit all or the relevant portion of such indemnification payment to the Indemnifying Party.

(d)     In the event both Buyer and Sellers are liable hereunder with respect to a Loss that constitutes both an Assumed Obligation and an Excluded Obligation, the amount payable by Buyer and Sellers with respect thereto shall be in such proportion as shall reflect the relative fault of each Party.

10.4     Notice of Claims. Promptly upon the sooner to occur of (a) a party’s acquisition of knowledge of facts or circumstances which could serve as the basis for a claim under this Article 10, or (b) receipt of notice of any claim, demand or assessment or the commencement of any suit, action, arbitration or proceeding in respect of which indemnity may be sought on account of the indemnity agreement contained in this Article 10, the party seeking indemnification (the “Indemnified Party”) shall give written notice to the party obligated to provide indemnification to such Indemnified Party (the “Indemnifying Party”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based and within sufficient time to respond to such claim or answer or otherwise plea in such action; provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

10.5     Third Party Claims. In the event that any Person not a party to this Agreement shall make any demand or claim or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any Losses to one party hereto of the kind for which such party is entitled to indemnification pursuant to this Article 10, then, after written notice is provided by the Indemnified Party, the Indemnifying Party shall have the option, at its expense, to provide legal counsel for the Indemnified Party (such counsel shall be reasonably satisfactory to the Indemnified Party) to defend any such demand, claim or lawsuit. In effecting the settlement of any such demand, claim or lawsuit, an Indemnified Party shall act in good faith, shall consult with the Indemnifying Party and shall enter into only such settlement as the Indemnifying Party shall approve, which approval shall not be unreasonably withheld or delayed. The Indemnifying Party may settle any third party claim without the consent of the Indemnified Party provided that such settlement provides for a release of the Indemnified Party with respect to all such third party claims and does not contain any restriction on the activities of the Indemnified Party or any finding of fault. Each party will cooperate with the other party in connection with any claim, make personnel, books and records relevant to such claim available to the other party, and grant such authorizations or limited powers of attorney to the agents, representatives and counsel of such other party as such party may reasonably consider desirable in connection with the defense of any such claim.

10.6     General. The Indemnified Party shall be obligated in connection with any claim for indemnification under this Article 10 to use commercially reasonable efforts to mitigate all Losses upon and after becoming aware of any event which could reasonably be expected to give rise to such Losses. In addition, in the event that a claim is made against an Indemnified Party by a third-party and (i) an Indemnifying Party incurs costs or expenses for indemnification under this Article 10 in connection therewith, and (ii) any of such costs or expenses are chargeable by such Indemnified Party to a Obligor (whether pursuant to contractual indemnification or otherwise), the Indemnified Party agrees to use reasonable commercial efforts to obtain such chargeable amounts from such Obligor and remit such amounts to the Indemnifying Party promptly after receipt thereof.

10.7     Survival of Representations and Warranties. The representations, warranties and covenants of Sellers and Buyer contained in this Agreement or in any agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing; provided, however, Sellers or Buyer, as applicable, will have liability for any breach of their or its representations or warranties in this Agreement, the Assignment and Assumption Agreements, or in any other agreement entered into in connection with this Agreement only if, on or before the first anniversary of the Closing Date, Buyer, on the one hand, or Sellers, on the other hand, as applicable, notifies the other of a claim specifying the factual basis of such claim in reasonable detail (a “Claim Notice”); and provided, further, that (a) in all cases, a party’s liability for such breach shall not terminate with respect to any claim for which such party has been given a Claim Notice prior to the expiration of such one-year period, until the final disposition of such claim, and (b) the foregoing limitations shall not apply to any breach of Seller Fundamental Representations or Buyer Fundamental Representations.

10.8     Exclusive Remedies. Following the Closing and other than in the case of fraud of a party hereto, the indemnification provisions contained in this Article 10 will constitute the sole and exclusive recourse and remedy of the Buyer with respect to any breach of any of the representations or warranties by Sellers contained in this Agreement, the Assignment and Assumption Agreements, or in any other agreement entered into in connection with this Agreement or any covenants or other obligations contained in this Agreement to be performed prior to or at the Closing; provided, that nothing in this Agreement shall limit in any way the availability of specific performance, injunctive relief or other equitable remedies to which a party may otherwise be entitled.

ARTICLE 11

GENERAL PROVISIONS

11.1    Confidential Nature of Information.

(a)     Following the Closing Date, each Seller agrees that it will, and will cause its Affiliates and its and their respective officers, directors, employees and representatives to (i) maintain the confidential nature of all non-public documents, materials and other information related to the Transferred Assets or the Assumed Obligations (the “Buyer Confidential Information”), (ii) ensure that, without Buyer’s prior written consent, such Buyer Confidential Information is not communicated to any third Person (other than to Sellers, their respective Affiliates, any direct or indirect investor in either Seller, or any of its or their respective counsel, accountants or financial advisors) and (iii) not use any Buyer Confidential Information in any manner whatsoever except solely for the purpose of complying with Requirements of Law.

(b)     The obligations contained in Section 11.1(a) shall not (i) preclude communications or disclosures to comply with accounting and Securities and Exchange Commission disclosure obligations or the rules and regulations of any applicable securities exchange including, without limitation, the filing of this Agreement with the Securities and Exchange Commission or any applicable securities exchange or (ii) apply to any information (x) which is or becomes available to the public other than as a result of disclosure by a Seller or its agents or Buyer or its agents, as applicable, in violation of its obligations hereunder, (y) which is required to be disclosed in order to obtain a Consent or (z) which is required to be disclosed under applicable law or judicial process, or to any Governmental Body having regulatory authority over a Seller or Buyer or its respective Affiliates, as applicable, and not otherwise covered by clause (i) of this Section 11.1(b), but only to the extent it must be disclosed; provided, that the disclosing party shall notify the non-disclosing party of such obligation promptly in order to permit the non-disclosing party to seek an appropriate protective order or similar protective treatment thereof.

11.2     No Partnership. Nothing herein shall be construed as creating a partnership, joint venture or agency relationship between Buyer, on the one hand, and Sellers, on the other hand.

11.3     No Public Announcement. No party hereto, without the approval of the other party hereto, shall make any press release or other general public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their respective commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures to employees and as necessary to implement the provisions of this Agreement or to comply with accounting and/or Securities and Exchange Commission disclosure obligations or the rules and regulations of any applicable securities exchange including, without limitation, the filing of this Agreement with the Securities and Exchange Commission or any applicable securities exchange. Before any public announcement is made with respect to this Agreement or the transactions contemplated by this Agreement, to the extent practicable, each party will use its commercially reasonable efforts to first provide the other parties the content of all proposed disclosure and the basis for such disclosure. The parties agree to cooperate, from time to time, in connection with the preparation and release of press releases, analysts’ reports and the like.

11.4     Notices. All notices required under this Agreement shall be in writing and shall be given upon: (a) personal delivery (including delivery by overnight courier) of the written notice; (b) when sent by electronic mail (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) during a Business Day (or on the next Business Day if sent after 5:00 p.m., Eastern time, or on any non-Business Day); or (c) if sent via United States mail, the third day following mailing, certified mail, return receipt requested, postage prepaid and appropriately addressed. Such addresses shall be:

If to either Seller, to:
c/o Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, CA 92660
Attn:
Email:

If to Buyer, Master Fund,
or Feeder Fund, to:
c/o Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, CA 92660
Attn:
Email:

with a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street, NW
Washington, DC 20006
Attn: William J. Bielefeld
Telephone:
Email:

or to such other address as such party may indicate by a notice delivered to the other parties hereto in accordance with this Section 11.4.

11.5     Successors and Assigns. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Except as it relates to the Persons entitled to indemnification under Article 10, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions of this Agreement, and this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective permitted successors and assigns. No Party may assign its rights and/or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that the foregoing shall in no way restrict Buyer’s ability to sell, pledge or otherwise transfer any of the Transferred Assets or its rights under this Agreement in compliance with all applicable securities laws without the consent or involvement of either Seller and the Transfer Price has been paid to Sellers.

11.6    Access to Records After The Closing.

(a)    Buyer agrees that, subject to applicable Requirements of Law, on and after the Closing Date it will permit each Seller and its representatives (at such Seller’s sole cost and expense), during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of Buyer, to have access to and to examine and take copies of any materials relating to the Transferred Contracts in the possession of Buyer and not already in the possession of or available to such Seller in the event that such Seller or an Affiliate of such Seller is named as party in, or is threatened with, any litigation or similar proceeding in connection with any Transferred Assets or to the extent that Seller may require such access in connection with any Tax, regulatory, accounting, corporate or similar matter relating to any Transferred Asset or its transfer hereunder.

(b)    Each Seller agrees that, subject to applicable Requirements of Law, on and after the Closing Date it will permit Buyer and its representatives (at Buyer’s sole cost and expense), during normal business hours and on reasonable prior notice and without unreasonably interfering with the business of Buyer, to have access to and to examine and take copies of any Contract Files in the possession of such Seller and not already in the possession of or available to Buyer in the event that Buyer or an Affiliate of Buyer is named as party in, or is threatened with, any litigation or similar proceeding in connection with any Transferred Assets or to the extent that Buyer may require such access in connection with any Tax, regulatory, accounting, corporate or similar matter relating to any Transferred Asset or its transfer hereunder.

11.7     Entire Agreement; Exhibits and Schedules; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the other documents referred to herein contain the entire understanding and agreement of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, inducements, understandings, disclosures, correspondence, offering memoranda or letters of intent between or among any of the Parties hereto, whether expressed or implied, oral or written, regarding the same subject matter. Each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

11.8     Interpretation. Article titles and section headings are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Exhibits and Schedules referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with regard to every other section in this Agreement to the extent the relevance of such disclosure to each other section is readily apparent on its face. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in any Exhibit or Schedule hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other amounts, are or are not material, and neither Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in an Schedule is or is not material for purposes of this Agreement.

11.9     Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provisions of this Agreement shall not be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

11.10     Expenses. Each Party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of its counsel and accountants.

11.11     Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provisions shall be ineffective to the extent, but only to the extent, of such invalid, illegal or unenforceable provisions or other provisions hereof.

11.12     Execution in Counterparts. This Agreement may be executed in two or more counterparts, including facsimiles thereof and through electronic transmission, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to Sellers and Buyer.

11.13     Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents (including without limitation, if and to the extent necessary, any required lost certificate affidavit and related indemnity) and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement, including, but not limited to assignments of filed UCC financing statements and other documents of record.

11.14     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflicts of law provisions thereof.

11.15    Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)     Each Seller and Buyer hereby consents to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan in the City of New York in any proceeding or dispute relating in any way to this Agreement or the transactions contemplated hereby, and agrees that any such proceeding shall be brought by it solely in any such court. Each Seller and Buyer irrevocably waives all claims, objections and defenses that it may have regarding such court’s personal or subject matter jurisdiction, venue or inconvenient forum. Each Seller and Buyer hereby waives personal service of the summons, complaint and other process issued in any such action or proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the other party at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mails proper postage prepaid.

(b)     EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF ANY PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11.16     Resolution of Conflicts. In the event of any inconsistency or conflict between the terms and provisions of this Agreement and the terms and provisions of any document executed by the Parties hereto in connection with this Agreement, the terms and provisions of this Agreement shall control.

11.17     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

11.18     Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon or arising out of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except in the case of fraud and except for parties hereto, no past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first above written.

BUYER:
Ruby CS LLC
By: PIMCO Capital Solutions BDC Corp, its member manager

By:
Name: John Lane
Title: President

MASTER FUND:
PIMCO Capital Solutions BDC Corp.

By:
Name: John Lane
Title: President

FEEDER FUND:
PIMCO Capital Solutions US Feeder LP
By: PIMCO GP LII, LLC, its general partner
By: Pacific Investment Management Company LLC, its member manager

By:
Name: Jason Mandinach
Title: Managing Director

SELLERS:
PIMCO Tactical Opportunities Master Fund Ltd.
By: Pacific Investment Management Company LLC, its investment manager

By:
Name: Russell D. Gannaway
Title: Managing Director

[Signature Page to Transfer Agreement]

TOCU XXXI LLC

By:
Name: Russell D. Gannaway
Title: Authorized Person

TOCU L LLC

By:
Name: Russell D. Gannaway
Title: Authorized Person

[Signature Page to Transfer Agreement]

Exhibit A

Form of Assignment and Assumption Agreement

[Attached]

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2022, by and among Ruby CS LLC, a Delaware limited liability company (“Buyer”), PIMCO Capital Solutions BDC Corp., a Delaware corporation (“Master Fund”), PIMCO Capital Solutions US Feeder LP, a Delaware limited partnership (“Feeder Fund”), and PIMCO Tactical Opportunities Master Fund Ltd., a company organized in the Cayman Islands, TOCU XXXI LLC, a Delaware limited liability company and TOCU L LLC, a Delaware limited liability company (each a “Seller” and collectively, the “Sellers”). Each of Buyer, Master Fund, Feeder Fund, and Seller is sometimes referred to herein as a “Party,” and together they are referred to as the “Parties.” Capitalized terms used herein without definition have the respective meanings ascribed to them in the Transfer Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to the Transfer Agreement dated as of June 29, 2021 (the “Transfer Agreement”), pursuant to which, among other things, each Seller has agreed to sell, transfer, assign, convey and deliver to Buyer, and Buyer has agreed to receive and assume from such Seller, and to assume the Assumed Obligations, in each case, upon the terms and subject to the conditions set forth in the Transfer Agreement;

WHEREAS, in accordance with the terms of the Transfer Agreement, the Parties have agreed to enter into this Agreement; and

WHEREAS, the execution and delivery of this Agreement is required by the Transfer Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, with the intent to be legally bound, the Parties hereby agree as follows:

1.     Assignment. Each Seller hereby sells, transfers, assigns, conveys to Buyer, and Buyer accepts from such Seller, the Transferred Assets.

2.     Assumption. Buyer hereby assumes from each Seller all of the Assumed Obligations with respect to the Transferred Assets.

3.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

4.     Conflicts and Inconsistencies. This Agreement is executed and delivered by the Parties pursuant to the Transfer Agreement, subject to the covenants, representations and warranties thereof. Nothing contained herein is intended to amend, modify or in any way expand, limit or affect the rights, duties and obligations of the Parties under the Transfer Agreement. In the event of any conflict, inconsistency or ambiguity between the provisions of this Agreement and of the Transfer Agreement, the provisions of the Transfer Agreement shall govern and prevail.

5.     Execution in Counterparts. This Agreement may be executed in two or more counterparts, including facsimiles thereof and through electronic transmission, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to Sellers and Buyer.

6.    Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents (including without limitation, if and to the extent necessary, any required lost certificate affidavit and related indemnity) and (c) to do such other acts and things, all as the other Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement, including, but not limited to assignments of filed UCC financing statements and other documents of record.

7.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflicts of law provisions thereof.

8.       Jurisdiction; Service of Process; Waiver of Jury Trial.

a.

The Parties hereby consent to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan in the City of New York in any proceeding or dispute relating in any way to this Agreement or the transactions contemplated hereby, and agrees that any such proceeding shall be brought by it solely in any such court. The Parties irrevocably waive all claims, objections and defenses that it may have regarding such court’s personal or subject matter jurisdiction, venue or inconvenient forum. The Parties hereby waive personal service of the summons, complaint and other process issued in any such action or proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the other party at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mails proper postage prepaid.

b.

EACH PARTY HERETO HEREBY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF ANY PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL

HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement as of the date first written above.

BUYER:
Ruby CS LLC
By: PIMCO Capital Solutions BDC Corp, its member manager

By:
Name: John Lane
Title: President

MASTER FUND:
PIMCO Capital Solutions BDC Corp.

By:
Name: John Lane
Title: President

FEEDER FUND
PIMCO Capital Solutions US Feeder LP
By: PIMCO GP LII, LLC, its general partner
By: Pacific Investment Management Company LLC, its member manager

By:
Name: Jason Mandinach
Title: Managing Director

SELLERS
PIMCO Tactical Opportunities Master Fund Ltd.
By: Pacific Investment Management Company LLC, its investment manager

By:
Name: Russell D. Gannaway
Title: Managing Director

TOCU XXXI LLC

By:
Name: Russell D. Gannaway
Title: Authorized Person

TOCU L LLC

By:
Name: Russell D. Gannaway
Title: Authorized Person